Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The General Partner

Essex Portfolio, L.P.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131276, 333-102552, 333-44467, and 333-108336) and the registration statement on Form S-8 (No. 333-123001) of Essex Portfolio, L.P. of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Essex Portfolio, L.P. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Essex Portfolio, L.P.

                                                    /S/ KPMG LLP
   KPMG LLP

San Francisco, California
March 15, 2006